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                                                                    EXHIBIT 99.1

                                [LOGO] BIOFIELD






CONTACT:   D. Carl Long                                   Kevin McGrath
           President and Chief Executive Officer          Cameron Associates
           (770) 740-8180                                 (212) 245-8800



                              FOR IMMEDIATE RELEASE


             BIOFIELD REPURCHASES STOCK FROM GS CAPITAL PARTNERS FOR
                                 NOMINAL AMOUNT


      ATLANTA, GA - December 28, 1998-Biofield Corp. (NASDAQ:BZET) today announced that it has repurchased all of the shares of its common stock held by GS Capital Partners, L.P. and other affiliates of The Goldman Sachs Group, L.P. for a nominal amount. The company repurchased an aggregate of 2,246,131 shares in the transaction. After giving effect to the transaction, 7,783,478 shares of common stock of the company remain outstanding as of today's date.




















                                 BIOFIELD CORP.
          1225 Northmeadow Parkway o Suite 120 o Roswell, Georgia 30076
                    Phone: (770) 740-8180 Fax: (770) 740-9366